June 14, 2002


Synovus Financial Corp.
901 Front Avenue, Suite 301
Columbus, GA 31901

Ladies and Gentlemen:

         With reference to the registration statement which Synovus Financial Corp. (the "Company") proposes to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, registering 702,433 common shares (par value $1.00 per share) of the Company which may be sold by the former shareholders of GLOBALT, Inc., which was acquired by the Company, I am of the opinion that:

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of Georgia.

         (2) All proper corporate proceedings have been taken so that the shares are duly authorized, validly issued and outstanding, and are fully paid and non-assessable shares of the Company's common stock.

         I do hereby consent to any reference to me contained in, and to the filing of this opinion with the Commission in connection with, the registration statement.


                                           Sincerely,

                                           /s/Kathleen Moates

                                           Kathleen Moates
KM\bmk
                                    Exhibit 5